As filed with the Securities and Exchange Commission on November 29, 2005
Registration No. 333-128838

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Charter Communications, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	4841	43-1857213
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12405 POWERSCOURT DRIVE
ST. LOUIS, MISSOURI 63131
(314) 965-0555
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Paul E. Martin
Senior Vice President, Interim Chief Financial Officer, Principal Accounting Officer and Corporate Controller
12405 Powerscourt Drive
St. Louis, Missouri 63131
(314) 965-0555
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Dennis J. Friedman Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 (212) 351-4000	Jeremy W. Dickens Brian A. Haskel Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 (212) 310-8000

Approximate date of commencement of proposed sale to the public: Not Applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to said Section 8(c), may determine.

Deregistration of Shares

Charter Communications, Inc. (“Charter”) filed with the Securities and Exchange Commission a Registration Statement on Form S-1, as amended (File No. 333-128838), which originally registered 122,830,000 shares of Charter’s Class A common stock, par value $.001 per share. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 is filed to deregister 55,088,700 shares of the Class A common stock previously registered on such Registration Statement on Form S-1 that remained unsold at the close of business on November 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, State of Missouri, on November 29, 2005.

CHARTER COMMUNICATIONS, INC.,
Registrant

By:	/s/ Paul E. Martin
Name: Paul E. Martin
Title: Senior Vice President, Interim Chief Financial Officer, Principal Accounting Officer and Corporate Controller

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	November 29, 2005
Paul G. Allen

*	President, Chief Executive Officer,	November 29, 2005
Neil Smit	Director (Principal Executive Officer)

/s/ Paul E. Martin	Senior Vice President,	November 29, 2005
Paul E. Martin	Interim Chief Financial Officer,
Principal Accounting Officer and
Corporate Controller (Principal Financial Officer
and Principal Accounting Officer

*	Director	November 29, 2005
W. Lance Conn

*	Director	November 29, 2005
Nathaniel A. Davis

*	Director	November 29, 2005
Jonathan L. Dolgen

*	Director	November 29, 2005
Robert P. May

*	Director	November 29, 2005
David C. Merritt

*	Director	November 29, 2005
Marc B. Nathanson

*	Director	November 29, 2005
Jo Allen Patton

*	Director	November 29, 2005
John H. Tory

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Signature	Title	Date

*	Director	November 29, 2005
Larry W. Wangberg

*By:

/s/ Thomas J. Hearity
Thomas J. Hearity
Attorney-in-Fact

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